EXHIBIT 99.3


                                 PROMISSORY NOTE

$50,400,000                                                     January __, 2006

        FOR VALUE RECEIVED, WOODCREST ROAD ASSOCIATES, L.P., a Pennsylvania limited partnership ("BEHRINGER LP"), having an office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and WOODCREST ROAD URBAN RENEWAL, LLC, a New Jersey limited liability company ("BEHRINGER LLC") having an office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, together with certain future borrowers not a signatory to this Note on the date hereof, (All references herein to "MAKER" shall mean and refer to each of Behringer LP and Behringer LLC, or to any or all of such Behringer LP and/or Behringer LLC, as appropriate to the context, with the choice of context to be made by Payee (as hereinafter defined), in Payee's reasonable discretion), hereby promises to pay to the order of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, at its principal place of business at 388 Greenwich Street, Floor 11, New York, New York 10013 (together with its successors and assigns "PAYEE") or at such place as the holder hereof may from time to time designate in writing, the principal sum of up to Fifty Million Four Hundred Thousand and No/Dollars ($50,400,000) (the "PRINCIPAL") (or such lesser amount thereof as shall be advanced by Payee to Maker under the Loan Agreement), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding at the Interest Rate, in installments as follows:

        A. On February 11, 2006 (which shall be the first Payment Date hereunder) and each Payment Date thereafter through and including the Payment Date immediately preceding the Amortization Commencement Date, Maker shall pay interest only on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (the "MONTHLY INTEREST PAYMENT AMOUNT");

        B. On the Amortization Commencement Date and each Payment Date thereafter through and including December 11, 2015 (as such date may be changed in accordance with Section 2.2.4 of the Loan Agreement), Maker shall make constant payments with respect to this Note in equal monthly installments of $273,208.64 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"); which is based on the Interest Rate and a 360-month amortization schedule; each of such payments, subject to the provisions of Section 3.11 of the Loan Agreement (hereinafter defined), to be applied (A) FIRST, to the payment of interest accrued during the preceding Interest Period and computed at the rate aforesaid; and (b) SECOND, the balance applied toward the reduction of the principal sum; and

        C. The balance of the principal sum of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

        1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings given in that certain Loan Agreement (the "LOAN AGREEMENT") dated the date hereof between Maker and Payee. The following terms have the meanings set forth below:

                AMORTIZATION COMMENCEMENT DATE: February 11, 2011, as such date may be changed in accordance with Section 2.2.4 of the Loan Agreement.

                BUSINESS DAY: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

                DEFAULT RATE: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

                INTEREST PERIOD: (i) the period from the date hereof through the first day thereafter that is the 10th day of a calendar month and (ii) each period thereafter from the 11th day of each calendar month through the 10th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Payee exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 of the Loan Agreement, then from and after the date on which the first payment is payable on such New Payment Date, each Interest Period shall be the period from the New Payment Date in each calendar month through the day immediately preceding the New Payment Date in each following calendar month.

                INTEREST RATE: a rate of interest equal to 5.08585% per annum (or, when applicable pursuant to this Note or any other Loan Document, the Default Rate).

                MATURITY DATE: the date on which the final payment of principal of this Note (or any replacement note issued in connection with a Defeasance Event, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

                PAYMENT DATE: the 11th day of each calendar month or, upon Payee's exercise of its right to change the Payment Date in accordance with
Section 2.2.4 of the Loan Agreement, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be February 11, 2006.

                STATED MATURITY DATE: January 11, 2016, as such date may be changed in accordance with Section 2.2.4 of the Loan Agreement.

                YIELD MAINTENANCE PREMIUM: an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Note through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment

Amount and/or Monthly Interest Payment Amount, as the case may be, required under this Note through the Stated Maturity Date together with the outstanding principal balance of this Note as of the Stated Maturity Date assuming payment of all such Monthly Debt Service Payment Amounts and/or Monthly Interest Payment Amount, as the case may be, are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

        2. PAYMENTS AND COMPUTATIONS. Interest on the unpaid Principal shall be computed on the basis of the actual number of days elapsed over a 360-day year. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement hereof, including, attorneys' fees and court costs.

        3. LOAN DOCUMENTS. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and entitled to the benefits of, among other things, the Mortgage and the other Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. No reference herein to and no provision of any other Loan Document shall alter or impair the obligation of Maker, which is absolute and unconditional (except for Section
10.1 of the Loan Agreement), to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.

        4. LOAN ACCELERATION; PREPAYMENT. The Debt, shall without notice become immediately due and payable at the option of Payee upon the happening of any Event of Default. Maker shall have no right to prepay or defease all or any portion of the Principal except in accordance with Sections 2.2.3, 2.3.2, 2.3.3, 2.3.4, 2.4 and 7.4.2 of the Loan Agreement. If prior to the third Payment Date prior to the Stated Maturity Date (i) Maker shall (notwithstanding such prohibition of prepayment) tender, and Payee shall, in its sole discretion, elect to accept, payment of the Debt, or (ii) the Debt is accelerated by reason of an Event of Default, then the Debt shall include, and Payee shall be entitled to receive, in addition to the outstanding principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium, if any, that would be required in connection with a Defeasance if a Defeasance were to occur at the time of Payee's acceptance of such tender or other receipt of the Debt (through foreclosure or otherwise), as the case may be. The principal balance of this Note is subject to mandatory prepayment, without premium or penalty, (a) in certain instances of Insured Casualty or Condemnation, as more particularly set forth in Sections 2.3.2 and
7.4.2 of the Loan Agreement, or (b) provided no Event of Default is continuing, if payment is required in accordance with Sections 5 and 6 of the Mortgage. Except during the continuance of an Event of Default, all proceeds of any repayment, including permitted prepayments, of Principal shall be applied in accordance with Section 2.3.1 of the Loan Agreement. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Payee shall elect in Payee's discretion.

        5. DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

        6. LATE PAYMENT CHARGE. If any Monthly Debt Service Payment Amount or Monthly Interest Payment Amount is not paid by Maker on the date on which it is due and, subject to the last sentence of this Section 6, such failure continues for five (5) days, Maker shall pay to Payee upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. With respect to the foregoing 5 day grace period, the parties agree that such 5 day grace period shall only be applicable no more than twice during the Term and in all other instances, the Late Payment Charge shall be payable in accordance with this
Section 6 with respect to if any Monthly Debt Service Payment Amount or Monthly Interest Payment Amount which is not paid by Maker on the date which the same is due.

        7. AMENDMENTS. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

        8. WAIVER. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.

        9. EXCULPATION. It is expressly agreed that recourse against Maker for failure to perform and observe its obligations contained in this Note shall be limited as and to the extent provided in Section 10.1 of the Loan Agreement.

        10. NOTICES. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as PROVIDED therein.

        11. JOINT AND SEVERAL. Each Person constituting Maker hereunder shall have joint and several liability for the obligations of Maker hereunder except as otherwise provided in the Loan Documents.

        12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        13. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                            [Signature Pages Follow]

        IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written.


Woodcrest Road Urban Renewal, LLC,
a New Jersey limited liability company

By:   Behringer Harvard Woodcrest III, LLC,
      a Delaware limited liability company, its sole
      member and manager


      By: ______________________________________
           Gerald J. Reihsen, III, Secretary


Woodcrest Road Associates,  L.P.,
a Pennsylvania limited partnership

By:   Behringer Harvard Woodcrest I, LLC
      a Delaware limited liability company, its sole
      general partner


      By: ______________________________________
           Gerald J. Reihsen, III, Secretary